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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 25, 1997

                                      Among

                              CIT CAPITAL TRUST I,

                          THE CIT GROUP HOLDINGS, INC.

                                       and

                              LEHMAN BROTHERS INC.

                                       and

                              CHASE SECURITIES INC.
                              SALOMON BROTHERS INC
                               UBS SECURITIES LLC

                              as Initial Purchasers




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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Definitions.............................................................  1

2.  Securities Subject to This Agreement....................................  3

3.  Registered Exchange Offer...............................................  3

4.  Shelf Registration......................................................  5

5.  Additional Interest and Additional Distributions
       Under Certain Circumstances..........................................  6

6.  Registration Procedures.................................................  7

7.  Registration Expenses................................................... 11

8.  Indemnification and Contribution........................................ 12

9.  Rule 144A............................................................... 15

10. Miscellaneous........................................................... 15

     This Registration Rights Agreement (this "Agreement") is made and entered into as of February 25, 1997 by and among CIT Capital Trust I, a Delaware statutory business trust (the "Trust"), The CIT Group Holdings, Inc., a Delaware corporation ("the Company") and Lehman Brothers Inc., Chase Securities Inc., Salomon Brothers Inc and UBS Securities LLC (together, the "Initial Purchasers").

     This Agreement is entered into in connection with the Purchase Agreement, dated as of February 20, 1997, as amended and restated as of February 21, 1997, among the Company, the Trust and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Trust to the Initial Purchasers of $250,000,000 aggregate principal amount of the Trust's 7.70% Preferred Capital Securities, liquidation amount $1,000 per security (the "Capital Securities"). The Company will be the owner of all of the beneficial ownership interests represented by the common securities (the "Common Securities" and together with the Capital Securities, the "Trust Securities") of the Trust. The Trust Securities will be guaranteed by a guarantee (the "Guarantee") by the Company, to the extent of funds held by the Trust. Concurrently with the issuance of the Capital Securities, the Guarantee and the Common Securities, the Trust will invest the proceeds of each thereof in the Company's 7.70% Junior Subordinated Debentures (the "Junior Subordinated Debentures" and, together with the Capital Securities and the Guarantee, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Trust and the Company have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Capital Securities under the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.

          Closing Date: The date on which the Securities were sold.

          Commission: The Securities and Exchange Commission.

          Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company and the Trust of the New Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were duly tendered by Holders thereof pursuant to the Exchange Offer.

          Damages   Payment  Date:   With  respect  to  the   Securities,   each
     Distribution Date until the earlier of (i) the date on which Liquidated Damages no longer are payable or (ii) maturity of the Securities.

          Declaration: The Amended and Restated Declaration of Trust, dated as of February 25, 1997, among The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the other trustees named therein, pursuant to which the Capital Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Effectiveness Target Date: As defined in Section 5.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Exchange Offer: The registration by the Company and the Trust under the Securities Act of the New Securities pursuant to a Registration Statement pursuant to which the Company and the Trust offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Securities in an aggregate amount equal to the aggregate amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

          Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act ("Accredited Institutions") and to certain non-U.S. persons.

          Guarantee Agreement: The Guarantee Agreement, dated as of February 25, 1997, between the Company and The Bank of New York, as Guarantee Trustee, pursuant to which the Guarantee is being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Holders: As defined in Section 2(b) hereof.

          Indemnified Holder: As defined in Section 8(a) hereof.

          Indenture: The Indenture, dated as of February 25, 1997, between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Junior Subordinated Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers: As defined in the preamble hereto.

          NASD: National Association of Securities Dealers, Inc.

          New Junior Subordinated Debentures: The Company's Junior Subordinated Debentures to be issued pursuant to the Indenture in the Exchange Offer.

          New Securities: The Securities to be issued pursuant to the Indenture, the Declaration and the Guarantee Agreement in the Exchange Offer.

          Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Registration Default: As defined in Section 5 hereof.

          Registration Statement: Any registration statement of the Company and the Trust relating to (a) an offering of New Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Securities Act: The Securities Act of 1933, as amended.

          Shelf Filing Deadline: As defined in Section 4 hereof.

          Shelf Registration Statement: As defined in Section 4 hereof.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.


          Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a person other than a Broker-Dealer for New Securities in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Securities for one or more New Securities, the date on which such New Securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Securities has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Securities is distributed to the public pursuant to Rule 144 under the Securities Act.

     2. Securities Subject to This Agreement.

          (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

     3. Registered Exchange Offer.

          (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Trust shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date, a Registration Statement under the Securities Act relating to the New Securities and the Exchange Offer, (ii) use their respective best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the

     Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the New Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, New Securities in exchange for all Securities tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of New Securities held by Broker-Dealers as contemplated by Section 3(c) below.

          (b) the Company and the Trust shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Trust shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Securities shall be included in the Exchange Offer Registration Statement. The Company and the Trust shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

          (c) the Company and the Trust shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company and the Trust), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of New Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

     The Company and the Trust shall use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of New Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of

180 days from the date on which the Exchange Offer Registration Statement is declared effective.

     The Company and the Trust shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

     4. Shelf Registration.

          (a) Shelf Registration. If (i) the Company and the Trust are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in
     Section 6(a) below have been complied with), (ii) the Company has received an opinion of counsel, rendered by a law firm having a nationally recognized tax practice, to the effect that, as a result of the consummation of the Exchange Offer there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or New Junior Subordinated Debentures, (y) interest payable by the Company on such Junior Subordinated Debentures or New Junior Subordinated Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) if any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an "accredited investor" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) shall notify the Company at least 20 business days prior to the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Securities acquired directly from the Trust and the Company or one of its affiliates, then the Trust and the Company shall use their respective best efforts to:

               (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earliest to occur of (1) the 150th day after the date on which the Trust and the Company determines that they are not required to file the Exchange Offer Registration Statement or (2) the 150th day after the date on which the Trust and the Company receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (iii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

               (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline.

     The Trust and the Company shall use their respective best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the third anniversary of the Closing Date.

          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Trust and the Company in writing, within 20 business days after receipt of a request therefor, such information as the Trust and the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Trust and the Company all information required to be disclosed in order to make the information previously furnished to the Trust and the Company by such Holder not materially misleading.

     5.  Additional   Interest  and  Additional   Distributions   Under  Certain
Circumstances.

     (a) If (a) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated within 30 business days after the
Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (other than for any reason set forth in Section 6(c)(iii)(D) hereof) without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), additional interest (the "Additional Interest") shall become payable in respect of the Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period (as defined in the Indenture)) and corresponding additional Distributions (the "Additional Distributions") shall become payable to each holder of Trust Securities at the rate of 0.25% per annum applicable to the principal amount of the Junior Subordinated Debentures or the liquidation amount of Trust Securities, as the case may be, for the period from and including the date on which such Registration Default occurs to, but excluding, the date on which it ceases to exist. All accrued Additional Interest (and corresponding Additional Distributions) shall be paid to holders by the Trust and the Company by wire transfer of immediately available funds or by federal funds check on the last day of each such 90-day period. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest (and corresponding Additional Distributions) with respect to such Transfer Restricted Securities will cease.

     All obligations of the Trust and the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     (b) The Trust and the Company shall notify the Property Trustee within one business day after each and every date on which an event occurs in respect of which Additional Distributions are required to be paid (an "Event Date"). Additional Distributions shall be paid by depositing Additional Interest with the Property Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable Interest Payment Date (whether or not any payment other than Additional Distributions is payable on the Capital Securities), in immediately available funds in sums sufficient to pay the Additional Distributions then due to Holders of Transfer Restricted Securities with respect to which the Property Trustee serves. Each obligation to pay Additional Interest and Additional Distributions shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

     6. Registration Procedures.

          (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Trust and the Company shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

               (i) If in the reasonable  opinion of counsel to the Trust and the
          Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Trust and the Company hereby agrees to seek a no-action letter or other favorable decision from the
          Commission allowing the Trust and the Company to Consummate an Exchange Offer for such Securities. The Trust and the Company hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Trust and the Company hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Trust and the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

               (ii) As a condition to its  participation  in the Exchange  Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Trust or the Company, prior to the Consummation thereof, a written representation to the Trust or the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Trust or the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Securities to be issued in the Exchange Offer and (C) it is acquiring the New Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and the Trust's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer
          (1) could not under Commission policy as in effect on the date of this

          Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Trust or the Company.

               (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Trust shall provide a supplemental letter to the Commission (A) stating that the Company and the Trust are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause
          (i) above and (B) including a representation that the Company and the Trust have not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Exchange Offer and that, to the best of the Company's and the Trust's information and belief, each Holder participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities received in the Exchange Offer.

          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Trust shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Trust will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company and the Trust shall:

               (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Trust shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such

          Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective,
          (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Trust and the Company shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) furnish to the Initial Purchasers before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), and use its reasonable efforts to reflect in each such document furnished to the Initial Purchasers, such comments and changes as the Initial Purchasers may propose within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers;

               (vi) if requested by any selling Holders, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Trust and the Company are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (vii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby;

               (viii) furnish to each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (ix) deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Trust and the Company hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Trust shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (xi) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, New Securities in the same amount as the Securities surrendered to the Company and the Trust by such Holder in exchange therefor or being sold by such Holder; such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company and the Trust for cancellation;

               (xii) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

               (xiii) provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

               (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering; and

               (xv) cause the Indenture and the Declaration to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture and the Declaration as may be required for such Indenture and the Declaration to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Indenture Trustee, Guarantee Trustee and the Property Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

     Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company or the Trust of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(i) and
(ii) hereof, or until it is advised in writing (the "Advice") by the Company or the Trust that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company or the Trust, each Holder will deliver to the Company or the Trust (at the Company's and the Trust's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company or the Trust shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Sections 6(c)(i) and (ii) hereof or shall have received the Advice.

     7. Registration Expenses.

     All expenses incident to the Company's and the Trust's performance of or compliance with this Agreement will be borne by the Company and the Trust, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Securities to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company and the Trust; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Trust (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company and the Trust will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Trust.

     8. Indemnification and Contribution.

     (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration
Statement by any participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell New Securities, the Company and the Trust agree to defend and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchaser selling New Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, expense, liability, or claim (including the reasonable cost of investigation) which jointly or severally, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) which such Participant or controlling person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof, or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained therein in conformity with information furnished in writing by such Participant to the Company or the Trust expressly for use in any of such documents or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the New Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and
(ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Company and the Trust with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company and the Trust may otherwise have to any Participant or to any controlling person of that Participant. The Company's agreement to indemnify such Participant or any such controlling person as aforesaid is expressly conditioned upon it being notified of the action in connection therewith brought against such Participant or such controlling person by letter or telegram or other facsimile transmission addressed to the Company with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon such Participant or such controlling person (or after it shall have received notice of such service upon any agent designated by it), but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Participant or controlling person otherwise than on account of the indemnity agreement contained in this Section 8. The Company shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to such Participant and the payment of all expenses. Such Participant or controlling person against whom such suit is brought shall have the right to employ one separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Participant or controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) the named parties to any such suit (including any impleaded parties) include such Participant or controlling person and the Company and such Participant or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case the Company shall not have the right to assume the defense of such action on behalf of such Participant or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for such Participant and controlling persons, which firm (and local counsel, if any) shall be designated in writing by such Participant. The Company shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

     The Company agrees to notify each Participant with reasonable promptness of the commencement of any litigation or proceedings against the Company or any of its officers or directors or the Trust or any of its Trustees in connection with the issue and sale of the Capital Securities or with any such Registration Statement or any prospectus forming part thereof, or in any amendment or supplement thereto.

     (b) Each Participant severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and the Trust and each Trustee from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto which is in reliance on and in conformity with information furnished in writing by such Participant to the Company, the Trust or each Trustee expressly for use with reference to such Participant, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information not misleading. Such Participant's agreement to indemnify the Company, the Trust and any such person as aforesaid is expressly conditioned upon such Participant being notified of the action in connection therewith brought against the Company, the Trust or any such person by letter, telegram, or facsimile transmission addressed to it at its address furnished to the Company for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company, the Trust or any such person (or after the Company, the Trust or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Participant shall not relieve such Participant from any liability which it may have to the Company, the Trust or any such person otherwise than on account of the indemnity agreement contained in this Section 8.

     Such Participant shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to the Company, the Trust or such other person and the payment of all expenses. The Company, the Trust or such person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company, the Trust or such person unless (i) the employment of such counsel has been specifically authorized by such Participant or (ii) the named parties to any suit (including any impleaded parties) include the Company, the Trust or such person and such Participant, and the Company, the Trust or such person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Participant, in which case such Participant shall not have the right to assume the defense of such action on behalf of the Company, the Trust or such person, it being understood, however, that the Participant shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for the Company, the Trust and such person, which firm (and local counsel, if any) shall be designated in writing by the Company. A Participant shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

     (c) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and
(b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and each Participant on the other hand from the offering of the Notes to which such losses, expenses, liabilities or claims relate or
(ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of each Participant on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and each Participant on the other shall be deemed to be in the same proportion as the total net proceeds to the Trust from sales of the Notes bears to the amount of proceeds received by each Participant from the offering of Notes. The relative fault of the Company and the Trust on the one hand and of each Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by any Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     Notwithstanding the provisions of this Section 8(c), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Notes exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(c) are several and not joint.

     The obligations of the Company and any Participant under this Section 8 shall be in addition to any liability that each of them may otherwise have.

     9. Rule 144A.

     The Company and the Trust hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     10. Miscellaneous.

          (a) Remedies. The Company and the Trust agree that monetary damages (including the Additional Interest and Additional Distributions contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company and the Trust will not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except the Registration Rights Agreement, dated December 15, 1995, by and between The CIT Group Holdings, Inc. and CBC Holding (Delaware) Inc., the Company and the Trust have not previously entered into any agreement granting any registration rights with respect to their securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Trust's and the Company's securities under any agreement in effect on the date hereof.

          (c) Adjustments Affecting the Notes. The Company and the Trust will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and the Trust have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Declaration; and

               (ii) if to the Company and the Trust:

                     The CIT Group Holdings, Inc.
                     1211 Avenue of the Americas
                     New York, New York  10036
                     Attn:  Chief Financial Officer

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the Conflict of Law rules thereof.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Trust with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          THE CIT GROUP HOLDINGS, INC.

                                          By:_______________________________
                                             Name:
                                             Title:

                                          CIT CAPITAL TRUST I

                                          By:_______________________________
                                             Name:
                                             Title:  Regular Trustee

Accepted as of the date thereof

Lehman Brothers Inc.
Chase Securities Inc.
Salomon Brothers Inc
UBS Securities LLC

Acting severally on behalf of
  themselves and the several
  Purchasers named herein

    By  LEHMAN BROTHERS INC.

         By:_______________________________
            Name:
            Title: